COMMON STOCK PURCHASE AGREEMENT



     This Common Stock Purchase Agreement (the "Agreement") is made as of December 28, 1998, among THE NETWORK CONNECTION, INC., a Georgia corporation (the "Company") and CACHE CAPITAL L.P. (the
"Purchaser").

                         R E C I T A L S

     WHEREAS, the parties desire that upon the terms and subject to the conditions contained herein, the Company shall issue to the Purchaser, and the Purchaser shall purchase from the Company, shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), and Warrants to purchase up to 50,000 shares of the Company's Common Stock (the "Warrant") at a price of 120% of closing bid price day of Closing (the "Warrant Price") for an aggregate purchase price of eighty thousand shares of the Company's Common Stock (80,000) shares at $3.50 per share ("Purchase Price"); and

     WHEREAS, the purchase and sale of the Common Stock to the Purchaser pursuant to the terms hereof will be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933, as amended, Regulation D promulgated thereunder by the United States Securities and Exchange Commission, such other exemptions from the registration requirements of the Securities Act of 1933, as amended, as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW,  THEREFORE, the parties in consideration of the  mutual
agreements   contained  herein,  and  other  good  and   valuable
consideration,  acknowledged  by  each  of  the  parties  to   be
satisfactory and adequate, do hereby agree as follows:

                            ARTICLE 1

                           DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Agreement" means this Agreement (including the exhibits and schedules hereto) as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Call Closing Date" has the meaning assigned in Section 2.6.

     "Call Price" means the greater of one hundred thirty-three percent (133%) of the Purchase Price of the Initial Shares or one hundred percent (100%) of the Closing Bid Price of the Company's Common Stock as reported by Bloomberg on the Call Closing Date minus the Purchase Price.

     "Closing" has the meaning assigned in Section 2.3.

     "Closing Date" has the meaning assigned in Section 2.3.

     "Commission" means the United States Securities and Exchange
Commission.

     "Common Stock" means the common stock, $.001 par value, of the Company.

     "Company" means The Network Connection, Inc., a Georgia corporation, and its successors, transfers and assigns.

     "Disclosure Documents" has the meaning assigned  in  Section
5.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "First Repricing Date" means the effective date of the Registration Statement on which 25% of the Initial Shares may be repriced under the terms of Section 2.4(a).

     "Initial Shares" shall mean that number of shares of  Common
Stock  determined  by dividing the Purchase Price  by  the  Share
Price determined as of the Closing Date, which number of shares is set forth in Schedule I to this Agreement.

     "Market   Price"   means,   on   any   relevant   date   for
determination, the average closing bid price of the Common  Stock
for   the   twenty  (20)  consecutive  Trading  Days  immediately
preceding the relevant date for determination.

     "Most  Recent  Filings Report" has the meaning  assigned  in
Section 5.2.

     "Principal Market" means the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, or such other trading medium, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Purchase Price" means US $280,000 [80,000 shares multiplied by $3.50].

     "Registration   Rights   Agreement"   means   that   certain
Registration   Rights  Agreement  to  be  executed   concurrently
herewith by and between the Company and the Purchaser, the form of which is attached hereto as Exhibit "A".

     "Repricing Dates" means the First Repricing Date, the Second
Repricing Date and the Third Repricing Date.

     "Repricing Shares" means the shares of Common Stock issued to the Purchaser pursuant to Section 2.4(a) hereof.

     "Registration Statement" means a registration statement on Form SB-2, Form S-3, or any successor or replacement forms thereof, registering the resale of the Shares by the Purchaser under the Securities Act.

     "Regulation  D"  means  Regulation  D  promulgated  by   the
Commission pursuant to Section 4(2) of the Securities Act, as amended, and any successor or replacement rules or regulations.

     "SEC Reports" has the meaning assigned in Section 5.2.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

     "Second Repricing Date" means the forth-fifth (45th) day after the First Repricing Date, on which 25% of the Initial
Shares may be repriced under the terms of Section 2.4(a).

     "Share Price" means, as of the closing, the closing bid price of the Common Stock of the Company on the last Trading Day preceding the Closing (including date of the Closing if the Closing occurs on that date at 4:30 P.M. New York Time) as reported by Bloomberg.

     "Shares" means the Initial Shares and Repricing Shares issued pursuant to this Agreement.

     "Third Repricing Date" means the forth-fifth (45th) day after the Second Repricing Date, on which 50% of the Initial
Shares may be repriced under the terms of Section 2.4(a).

     "Trading  Days"  means any days during which  the  Principal
Market shall be open for business.

     1.2 Accounting Terms. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practices as, in the opinion of independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                            ARTICLE 2

                     CLOSING; REPRICING; CALL

     2.1   Authorization.   The Company  has,  or  prior  to  the
Closing  will  have, authorized the issuance  of  up  to  225,000 shares of Common Stock, subject to the terms and conditions set forth herein.

     2.2 Issuance of Shares. Subject to the terms and conditions hereof, at the Closing (i) the Company will sell and issue the Initial Shares to the Purchaser and (ii) in consideration therefor the Company will receive the Purchase Price from the Purchaser.

     2.3 Closing. The issuance of the Initial Shares to the Purchaser and the payment of the Purchase Price by the Purchaser shall take place at the closing (the "Closing"), which shall occur at such time and date as the parties hereto may agree (the "Closing Date").

     2.4  Repricing Dates.

          (a) Issuance of Repricing Shares. Subject to Section 2.4(b), on each Repricing Date with respect to the number of the Initial Shares to be repriced, the Company shall issue to the Purchaser that number of Repricing Shares equal to a difference between one hundred twenty-five percent (125%) of the Share Price and the average of the lowest twenty (20) closing bid prices (the "Average Price") during the forty-five (45) days prior to each such Repricing Date (the "Discounted Share Price"), which difference is multiplied by a fraction which equals the number of Initial Shares subject to repricing divided by the Discounted Share Price. There shall be no issuance of Repricing Shares of the Discounted Share Price if the Company's Common Stock exceeds one hundred twenty-five percent (125%) of the Share Price for the Initial Shares issued.

          (b) Notice of Repricing. On the business day immediately after each Repricing Date, the Company shall send written notice to the
Purchaser  informing  the Purchaser of the applicable  Discounted
Share  Price, and the aggregate number of Repricing Shares issued to  the  Purchaser pursuant to Section 2.4(a) on  such  Repricing
Date.   Certificates for such Repricing Shares shall be delivered
to the Purchaser within five (5) business days after the notice is sent.

          (c) In order that the Company can comply with applicable Nasdaq Rules concerning the issuance of shares of Common Stock in a transaction  in the absence of stockholder approval, the  Company shall  be required to pay to the Purchaser the cash value  [based on  the  closing  bid  price of a share of Common  Stock  on  the
principal   market  therefore  on  the  Trading  Day  immediately
preceding the applicable Repricing Date] for each Repricing Share that would otherwise have to be issued under the terms of Section
2.4(a),  which  Repricing  Shares whose  issuance  would  violate
Nasdaq Rule will not be issued by the Company.

     2.5 Liquidated Damages. If the Company does not file a Registration Statement within forty-five (45) days after the Closing Date and have such registration effective one hundred twenty (120) days thereafter or within ten (10) days of a no comment letter, as specified in the Registration Rights Agreement, the Company shall pay 1% per month, or a fraction thereof, of the purchase price in cash to the Investor until such registration is effective.

     2.6 Call. At any time after the Closing Date, the Company is entitled to purchase, and the Purchaser shall in such event sell to the Company, any or all of the unsold outstanding Shares pursuant to the terms of this Section 2.6 at the Call Price defined herein. In order to exercise such right to repurchase, the Company shall deliver written notice to the Purchaser specifying (i) the date on which such repurchase is to close (each a "Call Closing Date"), which shall be at least seven
(7) business days after such notice, (ii) the Call Price applicable as of the specified Call Closing Date, and (iii) the number of Shares that the Company will purchase from the Purchaser on the Closing Date. On the specified Call Closing Date, the Company shall deliver to the Purchaser an amount equal to the Call Price multiplied by the number of Shares to be purchased from the Purchaser and the Purchaser shall deliver to the Company a certificate representing such Shares. If the Call Closing Date shall pass without completion of the repurchase in accordance with the terms above, such repurchase shall occur as soon thereafter as practicable; provided, however, if such closing of the repurchase shall not have closed on the Call Closing Date through no fault of the Company, no adjustment to the Call Price applicable to the repurchase if such repurchase had closed on the specified Call Closing Date shall be made. If Purchaser fails to deliver Shares being repurchased on Call Closing Date, then Company shall be entitled to add stop transfer restrictions on the shares with the Company's Transfer Agent, and take such other steps as shall be reasonably necessary to prevent transfers of the shares by the Purchaser.

     2.7 If the Company does not make delivery of the Repricing Shares, within eight (8) business days after date on which the Company is required to deliver the Repricing Shares, then the Company shall pay to the Purchaser an amount, in cash in accordance with the following schedule, in which "No. Business Days Late" is defined as the number of business days beyond the eight (8) business days delivery period.


                                      Late Payment for Each
                                      $10,000 of Repricing
    No. Business Days Late             Shares to be Issued
               1                              $100
               2                              $200
               3                              $300
               4                              $400
               5                              $500
               6                              $600
               7                              $700
               8                              $800
               9                              $900
              10                             $1,000
              >10                    $1,000 + $200 for each
                                     Business Day Beyond 10

     The  Company  shall  make any payments incurred  under  this
Section  2.7  in  immediately available  funds  within  five  (5)
business days from incurring any specified late fee under the terms hereof.

     2.8  Right of Redemption.

           The Company shall be allowed at any time to redeem pursuant to Section 2.6 (the "Redemption Price"). Any such notice of redemption shall be in writing to the Purchaser's attention with payment within five Trading Days thereafter by wire transfer to Purchaser pursuant to its Banking instructions. If such redemption payment is not made timely, the redemption shall be considered null and void and the Company shall pay as damages a penalty in the amount of 10% of the redemption price in cash.

      2.9 Anti-Shorting, Hedging. The Purchaser agrees that it will not take a short position or hedge against its position during the filing and approval period of the Registration Statement and further agrees, that during the Repricing Periods, the Purchaser is entitled to take a short or hedge position only to the extent of the number of free-trading shares of Common Stock it has the potential to receive on the immediately succeeding Repricing Date under the definitions provided in
Section 1.1.

     2.10 Indemnification of Consultants. The Issuer and the Purchaser recognize that the Consultants are an introducing party of each and as such. No Consultant, nor its counsel, is obligated nor responsible for any documentation, information, financial data or other communications regarding this transaction. The parties hereto agree that the Consultants shall not be a party to any litigation involving any dispute which may arise from this transaction and may not involve the Consultant in any litigation that may arise out of this transaction in the future, absent fraud or gross negligence, or willful misconduct of Consultant..

     2.11 First Right of Refusal to Future Equity Transactions. Subject and subordinate to the priority Right of First Refusal granted by the Company to The Shaar Fund Ltd. in the event the Company proposes to offer to sell shares of Company Common Stock at a price per share that is less than the then Market Price for the Company Common Stock, the Company agrees that for a period of up to 180 days after the Closing Date that it will first offer such future equity transactions to the Purchaser in this Agreement. Such offer shall be in writing and shall be delivered in accordance with the Notice provision as herein defined. The Purchaser agrees to respond in writing within two business days of receiving such written offer and if Purchaser elects not to acquire shares of Company Common Stock on the same terms as stated in such written offer, then the Company is allowed to close the future equity transaction with other parties. If the Company closes any future equity transaction with another party without first offering such transaction to the Purchaser herein, then the Company shall be obligated to pay to the Purchaser as a Penalty an amount equal to ten per cent (10%) of the net amount raised by the Company in such equity transaction in cash with such payment to be made within five business days of the Company closing any such offer. If Purchaser accepts and determines to proceed with the presented equity transaction, it must close that transaction on the same terms as offered to the other parties within two (2) business days of the effectiveness of its offer to close the transaction (following rejection of the offer by The Shaar Fund Ltd.) or forfeit its Right of First Refusal with respect to future equity transactions proposed by the Company.


                            ARTICLE 3

       CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE

     The obligation of the Purchaser hereunder is conditioned upon the occurrence of the following:

     3.1 Documents. The Registration Rights Agreement shall have been executed by the Company.

     3.2 Market for Common Stock. The Company's Common Stock shall be trading as of the Closing Date on the Nasdaq SmallCap
Market;

     3.3 No Material Adverse Effect. There shall have been no material adverse changes in the Company's business or financial condition since the date of the latest balance sheet delivered to the Purchaser as part of the Disclosure Documents.

     3.4 Representations and Warranties. The representations and warranties of the Company herein shall be true and correct in all material respects on the Closing Date, as if made on such date, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Purchaser's Agent;

     3.5  Reservation of Shares.  The Company shall have reserved
225,000  for issuance pursuant to this Agreement.

                            ARTICLE 4

                 CONDITIONS TO THE OBLIGATION OF
                      THE COMPANY TO CLOSE

          The obligations of the Company hereunder is conditioned upon the occurrence of the following:

     4.1 Representations and Warranties. The representations and warranties of the Purchaser herein shall be true and correct in all material respects on the Closing Date, as if made on such date.

                            ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF
                    THE COMPANY TO PURCHASER

     The Company hereby makes the following representations and warranties to the Purchaser, except as disclosed in the Disclosure Documents or otherwise disclosed to Purchaser, which representations and warranties shall be true as of the date of execution of this Agreement by the Company and as of Closing:

     5.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending or, to its knowledge, threatened or contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Commission, or any state securities commission, or any other governmental entity, which are required to be disclosed in the Disclosure Documents and have not been disclosed.

     5.2 Corporate Condition. The Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (collectively, the "SEC Reports"). Each of the SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. The Company has made available to the Purchaser a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1997, and a copy of each of the Company's Forms 10-QSB and 8-K filed by the Company since January 1, 1998 (the "Most Recent Filings Report"). Other than as set forth in this Agreement, there have been no material adverse changes in the Company's business, operations or financial condition since the date of the Most Recent Filings Report. The SEC Reports, together with this Agreement, and any other documents listed herein and furnished by the Company to the Purchaser are referred to collectively as the "Disclosure Documents." The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present, in all material respects, the consolidated financial condition of the Company as of the dates of the balance sheets included therein, and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the periods covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened or contemplated against the Company, except as disclosed in the Disclosure Documents.

     5.3 Authorization. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Initial Shares and reservation of any additional shares for issuance in accordance with this Agreement have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; provided, however, that enforceability is subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and similar federal and state laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity limiting the availability of equitable remedies (including but not limited to the remedy of specific performance), whether considered in a proceeding at law or in equity. The Company has obtained all consents and approvals required for it to execute, deliver and perform this Agreement and the Registration Rights Agreement.

     5.4 Valid Issuance of Shares. The Shares, when and if issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Shares will be issued free of any preemptive rights.

     5.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws, as amended and in effect on and as of the date of this Agreement, or of any material provision of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business, financial condition or results of operation, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

     5.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, and has a class of securities registered under Section 12 or Section 15 of the Exchange Act. When requested by the Purchaser, the Company shall furnish copies of reports filed by the Company with the Commission.

     5.7 Authorized and Issued Shares. The authorized and issued shares of Preferred Stock, Common Stock and warrants, options, instruments convertible into Common Stock and rights to acquire Preferred or Common Stock, as of December 23, 1998, are as set forth in Exhibit "B".

     5.8 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from the issuance of the Shares (less fees and expenses) for working capital, including the repayment of outstanding indebtedness. These purposes are estimates and are subject to change, but represent the Company's good faith best estimate of anticipated uses.

     5.9 Compliance with Laws. As of the date hereof, the conduct of the business of the Company complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the issuance of the Shares.

     5.10 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the acquisition of the Shares which has not been waived.

     5.11 Disclosures. This Agreement and the Disclosure Documents do not contain any untrue statement of material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

     5.12   Representations  True  and  Correct.   The  foregoing
representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Closing and the issuance of the Shares.

                            ARTICLE 6

                       REPRESENTATIONS AND
                     WARRANTIES OF PURCHASER

          The Purchaser hereby makes the following representations and warranties to the Company, which representations and warranties shall be true as of the date of execution of this Agreement by the Purchaser and as of the
Closing:

     6.1 Accredited Investor. The Purchaser hereby represents and warrants to the Company that it is an "accredited investor," as defined in Rule 501 of Regulation D.

     6.2    Access   to  Information.   The  Purchaser   or   its
professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, and its officers, directors, employees and agents concerning the terms and conditions of the issuance of the Shares, and the Company and its business and prospects, and to obtain any additional information which the Purchaser or its professional advisor deems necessary to verify the accuracy of the information received. The foregoing, however, does not limit or modify the Purchaser's right to rely upon representations and warranties of the Company in Article 5 of this Agreement.

     6.3 Ability to Evaluate. The Purchaser has such knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in the Company, including without limitation those set forth in the Disclosure Documents.

     6.4 Disclosure Documents. The Purchaser has received and reviewed the Disclosure Documents. The foregoing, however, does not limit or modify the Purchaser's right to rely upon the representations and warranties of the Company in Article 5 of this Agreement.

     6.5 Investment Experience; Fend for Self. The Purchaser has substantial experience in investing in securities and has made investments in securities other than those of the Company. The Purchaser acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement and that it has the ability to bear the economic risk of its investment in the Company. The Purchaser has not been organized for the purpose of investing in securities of the Company.

     6.6 Not an Affiliate. The Purchaser is not now, and as a result of the acquisition of the Initial Shares and any Repricing Shares shall not become, an officer, director or "affiliate" (as that term is defined in Rule 415 of the Securities Act) of the Company.

     6.7  Exempt Offering Under Regulation D.

          (a) Investment; No Distribution. Without limiting the rights of the Purchaser to sell the Shares under the Registration Statement, the Purchaser is acquiring the Shares pursuant to this Agreement solely for investment purposes and for the Purchaser's own account (or for beneficiaries' accounts over which the Purchaser has investment discretion but no discretionary authority as to voting or disposition), and not with a view to a distribution of all or any part thereof. The Purchaser is aware that there are legal and practical limits on its ability to sell or dispose of the Shares, and therefore, that the Purchaser must bear the economic risk of its investment for an indefinite period of time. The Purchaser has adequate means of providing for its current needs and anticipated contingencies and has no need for liquidity of this investment. The Purchaser's commitment to illiquid investments is reasonable in relation to its net worth.

          (b) No General Solicitation. The Shares were not offered to the Purchaser through, and the Purchaser is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (c) No Registration of Shares. The Purchaser understands that the Shares are not registered and therefore are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act or pursuant to an exemption therefrom. In this connection, the Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser further understands, however, pursuant to the terms of the Registration Rights Agreement that the Company is obligated to file a registration statement with the Commission to register the Shares within forty-five (45) days from the Closing Date and use its best efforts to cause such registration statement to become effective within one hundred twenty (120) days of the Closing Date.

     6.8 Disposition. Without in any way limiting the representations set forth in Section 6.7 above, the Purchaser shall not sell, hold a short position in or any put or other option to dispose of, any shares of Common Stock of the Company or any securities convertible into shares of Common Stock or otherwise make any disposition of all or any portion of the Shares unless and until:

          (a) There is then in effect a Registration Statement covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Shares under the Securities Act.

     6.9  Due Authorization.

          (a) Authority. The Purchaser, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document referred to herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Purchaser is executing this Agreement.

          (b) Due Authorization. The Purchaser is duly and validly organized, validly existing and in good standing as such entity under the laws of the jurisdiction of its organization, with full power and authority to purchase the Shares and to execute and deliver this Agreement.

     6.10  Acknowledgments.   The  Purchaser  is  aware  of   the
following:

          (a) Risks of Investment. The Purchaser recognizes that investment in the Company involves certain risks, including the potential loss of the Purchaser's investment herein.

          (b) No Government Approval. The Purchaser acknowledges that no federal, state or foreign agency has passed upon or reviewed the terms and conditions of this Agreement or the Shares or made any finding or determination as to the fairness of this Agreement or the transactions contemplated hereby.

          (c) Restrictions on Transfer. The Purchaser may not sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares in the absence of either an effective Registration Statement or an exemption from the registration
requirements   of   the  Securities  Act  and  applicable   state
securities law.

     6.11 Exempt Transaction. The Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and the Purchaser's representations, warranties, agreements, acknowledgments and applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

     6.12  Legends.   It  is  understood  that  any  certificates
evidencing the Shares and shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLE SATISFACTORY TO THE COMPANY, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS."

                            ARTICLE 7

                    COVENANTS OF THE COMPANY

     7.1 Independent Auditors. The Company shall, until at least three (3) years after the Closing Date, maintain as its independent auditors an accounting firm authorized to practice before the Commission.

     7.2 Corporate Existence and Taxes. The Company shall, until at least three (3) years after the Closing Date, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization so long as the surviving entity in such transaction, if not the Company, assumes all of the Company's obligations with respect to the Shares) and shall pay all its taxes when due, except for taxes which the Company disputes.

     7.3   Registration of Shares.  The Company will register the
Shares under the terms of the Registration Rights Agreement.

     7.4 Filings with Commission. The Company shall provide each Purchaser with copies of its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K for as long as the Shares remain outstanding.

     7.5 Removal of Legend Upon Registration. The restrictive legend described in Section 6.12 above will be removed from the Common Stock after the Registration Statement is effective, subject to the Purchaser's covenant to sell the Shares pursuant to the plan of distribution outlined in and upon delivery of the final prospectus contained in such Registration Statement and in compliance with the federal and state securities laws, and to suspend sales of the shares at any time that the Company notifies Purchaser that either there is not currently an effective Registration Statement, the Registration Statement needs to be amended or supplemented, or current sales would otherwise not be in compliance with federal and state securities laws.

     7.6   Listing.   The Company shall use its best  efforts  to
maintain  the listing of its Common Stock on the Nasdaq  SmallCap
Market or another national securities exchange or national quotation system.


                            ARTICLE 8

                    MISCELLANEOUS PROVISIONS

     8.1 Representations and Warranties Survive the Closing; Severability. The Purchaser's and the Company's representations and warranties shall survive the Closing of the transaction provided for hereby notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights hereunder without the prior written consent of the other parties.

     8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without respect to conflict of laws.

     8.4 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

     8.5 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

     8.6 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by overnight or two (2) business day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth in Schedule I attached hereto or such other address as a party may request by notifying the others in writing.

     8.7 Expenses. Each of the Company and the Purchaser shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

     8.8 Entire Agreement; Written Amendments Required. This Agreement, the Common Stock certificates, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     8.9 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. The Company and the Purchaser each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Purchaser.

     8.10 No Fractional Shares. The Company shall not issue any fraction of a Share in connection with this Agreement, and in any case where the Purchaser would otherwise be entitled under the terms of this Agreement to receive a fraction of a Share, the Company shall issue the largest number of whole Shares issuable under this Agreement. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Purchaser would otherwise be entitled. The Purchaser expressly waives its right to receive a certificate for any fraction of a Share under this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              "COMPANY"

                              THE NETWORK CONNECTION, INC.,
                              a Georgia corporation



                              By:
                                Wilbur Riner
                                Chairman of the Board and CEO


                              "PURCHASER"

                             CACHE CAPITAL L.P.



                              By:
                               Name:
                               Title:

                           SCHEDULE I


                                               Number of Initial
      Purchaser           Purchase Price       Shares Purchased
                               3.50                 80,000
Cache Capital L.P.



     Company's Notice Address:

     The Network Connection, Inc.
     1324 Union Hill Road
     Alpharetta, Georgia  30201
     Attn:     Wilbur Riner
     Telephone:     (770) 751-0889

     Nixon, Hargrave, Devans & Doyle, L.L.P.
     437 Madison Avenue
     New York, NY  10022-7001
     Facsimile:     (212) 940-3111
     Attn:  Peter W. Rothberg, Esq.

     Purchaser's Notice Address:

     Name:          Cache Capital L.P.
     Address:       J.P. Carey, Inc.
               Atlanta Financial Center, East Tower
               3343 Peachtree Road, Suite 500
               Atlanta, Georgia  30326
     Attn:          Jack Canouse
     Telephone:     404 816-5339
     Facsimile:     404 816-6268


                           EXHIBIT "A"

                  REGISTRATION RIGHTS AGREEMENT



               [Follows Directly Behind This Page]

                           EXHIBIT "B"


                  The Network Connection, Inc.

                    Capitalization of Company

                        December 23, 1998

Common Stock, $.001 par value
Authorized 10,000,000 Shares
Issued and Outstanding - 4,959,696 Shares

Preferred Stock, $.01 par value
Authorized 2,500,000 Shares
Issued and Outstanding: 1,500 Shares Convertible
Series B

180,000 Warrants at $5.50 - expire 1/06/03


     150,000 Warrants at $4.125 - expire 7/1/03

     62,500 Warrants at $3.65 - expire 6/30/03

     32,500 Warrants at $3.64 - expire 8/12/01

     27,500 Warrants at $4.10 - expire 12/11/01

     726,328 employee stock options currently outstanding at exercise prices ranging from $2.00 through $11.62 per share.

     The  Capitalization referenced above does  not  reflect  the issuance of up to (i) 125,000 shares of Common Stock upon the exercise of warrants and (ii) Conversion to common shares not to exceed 991,443 common shares underlying 1,500 shares of Series B Convertible preferred stock ($10 stated value) to The Shaar Fund Ltd. under the terms of the Securities Purchase Agreement, dated as of October 23, 1998, should the Company elect not to redeem in cash $1,500,000 of preferred stock on January 15, 1999. Conversion price is equal to the lower of a) the average of the closing bid prices as reported on the Nasdaq Smallcap Market for the lowest five of the twenty trading days immediately preceding the closing date or b) 80% of the market price on the date of closing.

     The Capitalization referenced above does not reflect the issuance in the aggregate of up to (i) 65,000 shares of Common Stock upon the exercise of warrants and (ii) 650 shares of Series C Convertible preferred stock ($10 stated value) to individual investors under the terms of Securities Purchase Agreements, dated as of October 12, 1998, should the Company elect not to repay in cash $704,082 of indebtedness on January 12, 1999. Conversion price is equal to the lower of a) the average of the closing bid prices as reported on the Nasdaq Smallcap Market for the lowest five of the twenty trading days immediately preceding the closing date or b) 80% of the market price on the date of closing. Conversion to common shares shall not exceed 991,443 common shares.

     The Capitalization referenced above does not reflect the issuance in the aggregate of up to (i) 35,000 shares of Common Stock upon the exercise of warrants and (ii) 350 shares of Series D Convertible preferred stock ($10 stated value) to individual investors under the terms of Securities Purchase Agreements, dated as of October 21, 1998, should the Company elect not to repay in cash $350,000 of indebtedness on January 18, 1999. Conversion price is equal to the lower of a) the average of the closing bid prices as reported on the Nasdaq Smallcap Market for the lowest five of the twenty trading days immediately preceding the closing date or b) 80% of the market price on the date of closing. Conversion to common shares shall not exceed 991,443 common shares.

     The Capitalization referenced above does not reflect the issuance in the aggregate of up to (i) 55,000 shares of Common Stock upon the exercise of warrants and (ii) 550 shares of Series E Convertible preferred stock ($10 stated value) to individual investors under the terms of Securities Purchase Agreements, dated as of November17, 1998, should the Company elect not to repay in cash $550,000 of indebtedness on January 16, 1999. Conversion price is equal to the lower of a) the average of the closing bid prices as reported on the Nasdaq Smallcap Market for the lowest five of the twenty trading days immediately preceding the closing date or b) 80% of the market price on the date of closing. Conversion to common shares shall not exceed 991,443 common shares.





                          RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. In analyzing an investment in the Common Stock offered hereby, prospective investors should carefully consider, along with the other matters referred to herein, the following factors:

Early Stage of Business

     The Company was organized in 1986. Although it has had prior operating history as a VAD for products manufactured by others, the Company's current business as a designer, manufacturer and distributor of its own products did not become its principal business until 1991. As a result, the Company has and may continue to experience many of the problems, delays and expenses encountered by any business in the early stage of its development, some of which are beyond the Company's control. These include, but are not limited to, substantial delays and expenses related to testing and development of new products, production and marketing problems in connection with existing products, lack of market acceptance of such products, and other unforeseen difficulties.

History of Losses; and Uncertainty of Profitability

     For the two fiscal years ended December 31, 1997, and through the nine months ended September 30, 1998, the Company incurred accumulated losses of ($10,097,407), with such losses decreasing from ($3,252,899) in fiscal 1996 to ($2,025,628) in fiscal 1997. However, the Company's loss increased from ($1,072,123) for the nine months ended September 30, 1997, to ($3,943,117) for the nine months ended September 30, 1998. As it expands its marketing efforts for existing products and develops additional future products, the Company may incur significant additional losses. There is no assurance that the Company will be able to achieve or sustain profitability in the future.

Need for Additional Financing

     Cash liquidity will be required to finance anticipated growth in the Company's accounts receivable and inventories. The Company has been in discussions with commercial and other lenders for further financing, and it is very likely that the Company will seek to obtain another revolving credit agreement, to supply additional financing which may be necessary to support future growth. Should it be successful in obtaining such revolving credit financing, the Company will, in all likelihood, secure borrowings with the granting of security interests in substantially all of its assets in addition to its operating facility (which is already subject to a mortgage with an institutional lender due in 2009). In the event that the Company should require additional financing, there can be no assurance that such financing will be available on commercially reasonable terms. If future financing is not available when needed, the Company may be forced to curtail or discontinue operations. In such event, the stockholders, including investors in the Common Stock offered hereby, may lose, or experience a substantial reduction in, the value of their investment in the Company.

Dependence on Growth of Market for Superservers

     Currently, PCs are the dominant server platform for LANs and WANs. The market for superservers, similar to those produced and distributed by the Company, is not PC-based. The superserver market is new and developing, currently comprises only a small portion of the worldwide server market, and represents the high-end (e.g., in terms of cost) and high performance segment of the overall computer network server market. To date, the superserver market is primarily motivated by cost considerations. The current low penetration of superservers in the overall server market may be attributed to the fact that the vast majority of existing computer networks are small in size and have relatively simple file, application and print sharing needs that do not require a superserver and the costs attendant to their purchase. Although the Company has not conducted its own market studies, the Company believes that its future success will depend in part upon the continued growth of the portion of the market for networking servers and workstations consisting of more complex and higher performance network equipment capable of interfacing with increasingly sophisticated applications, where the benefits of a superserver may more fully be realized. Businesses and government agencies with sophisticated computing requirements have traditionally relied on mainframes and minicomputers to perform these functions. The Company's future success is dependent, in part, upon the development of new sophisticated application software products for LANs and WANs, and on the willingness of mainframe and minicomputer users to migrate such applications to superserver controlled networks. Enterprises that have traditionally relied on mainframes and minicomputers to implement business-critical applications may be reluctant to implement such applications on networks, which traditionally have not offered the performance and availability characteristic of mainframes and minicomputers. Accordingly, there can be no assurance that these applications will be developed or that end users will implement these applications on LANs and WANs.

Dependence on Market Acceptance of the Products

     The future of the Company is largely dependent upon the success of the current and future generations of the Company's superservers and other multimedia computer products. These products are relatively new and have not been marketed extensively. It is, therefore, not possible to predict when, if at all, they will achieve the market acceptance anticipated by the Company. Such acceptance is necessary for the Company to achieve profitable operations.

Competition; Technological Change and Obsolescence

     Technological competition from other and longer established computer hardware manufacturers and software developers is significant and expected to increase. The Company expects that hardware manufacturers and software developers will continue to enter the market to provide and package integrated information distribution solutions to the same computer network users that are served by the Company. All such market participants will compete intensely to maintain or improve their market shares and revenues. Most of the companies with which the Company competes have substantially greater capital resources, research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products.

     In the developing market for superservers and network workstations, it can be expected that the Company will encounter a number of significant long-term competitors, including such major industry participants as IBM, Microsoft Corporation, Novell, Inc. and Compaq Computers, Inc. Accordingly, there is no assurance that the Company's products will gain sufficient market acceptance to assure the Company's future success and long range profitability in the face of competition with such significantly larger and better capitalized companies. Many of the new and smaller companies which are active in the network equipment industry, such as Allin Communications and Interactive Flight Technologies, have recently announced operating and financial difficulties.

     In addition, one or more of the Company's competitors may succeed in developing technologies and products that are more effective than any of those developed or being developed by the Company, rendering the Company's technology and products obsolete or noncompetitive. In the event that the high end of the network equipment market does not develop as anticipated, the Company will be required to continue to compete with PC-based servers manufactured by IBM, Compaq, Dell and other major computer manufacturers for a majority of its revenues.

Customer Concentration

     The Company typically sells significant amounts of equipment to a small number of customers, the composition of which changes from year to year as customer equipment needs vary. Therefore, at any one time, a large portion of the Company's revenues may be derived from a limited number of customers. During the fiscal year ended 1997, and for the nine months ended September 30, 1998, three customers accounted for approximately 79% and 80%, respectively, but no other customer accounted for more than 10%, of the Company's revenues during either period. The loss of any of these major customers would have a material adverse effect on the Company's operations if the Company does not replace such customer on a timely basis. Moreover, although the Company's contracts with each such major customer does not permit unilateral termination of the Company's contract (but see "Government Contracts," below), the Company's contracts provide for contract termination in the event that the Company's products, following installation, do not perform in accordance with the contract terms. Should the Company's contract with any of such major customers be terminated based upon a failure of product performance, it would have a material, adverse effect on the Company and its results of operations.

Risk Associated With International Sales

     The Company currently derives a significant portion of its revenues from international operations. For the fiscal year ended 1997, and for the nine months ended September 30, 1998, international sales accounted for approximately 76% and 80%, respectively, of the Company's revenues. International sales are subject to a variety of risks, including difficulties in establishing and managing international distribution channels, obtaining export licensing, servicing and supporting overseas products and in translating product interfaces into foreign languages. International operations are subject to difficulties in collecting accounts receivable and as a result could affect the timing of revenue recognition and bad debt reserves. Other factors that can adversely affect international operations include difficulties in staffing and managing personnel, enforcing intellectual property rights, fluctuations in the value of foreign currencies and currency exchange rates, changes in import export duties and quotas, introduction of tariff or non-tariff barriers and regulatory, economic or political changes in international markets.

Reliance   on   Outside   Manufacturers,  Suppliers   and   Other
Contractors

     The Company assembles the products that it sells principally from standardized components purchased from independent sources, and it is dependent upon such outside vendors for all of the components and end-products it sells to customers. There can be no assurance that these suppliers will be able to provide adequately for the future equipment needs of the Company's customers. In the event that any of its current suppliers should suffer quality control problems or financial difficulties, the Company would be required to find alternative sources, which could result in temporary business dislocations and a decline in revenues.

     The Company's ability to develop additional products and product enhancements is dependent upon the development activities of its major vendors, as well as other companies that create computer hardware and software products. To the extent that any particular product release by the Company utilizes a component expected to be developed by a third party, and that third party's development activities are delayed or aborted, the Company's product development activities can be jeopardized, resulting in product release delays or terminations. In either event, the resulting impact on the Company's product marketing efforts and/or its ability to offer a comprehensive suite of products to customers could have a material, adverse effect upon the Company's future success and results of operations.

     Finally, due to the Company's lack of expertise and capabilities in avionics and the FAA approval process, in order to install the AirView system on aircraft the Company must engage an independent contractor to assist it in completing its performance  under  any  AirView  system  program  contract.  The
Company currently has an ongoing relationship with one such contractor to assist it in completing installations of the AirView system. Were that relationship to terminate, or deteriorate, without the Company locating a substitute contractor to provide the same installation services, the Company could not complete its performance under AirView System program contracts and its ability to market the AirView System program would be materially, adversely affected.

Lack of Patent Protection; Possible Infringement

     The Company's ability to compete with other companies will depend to a great extent on maintaining the proprietary nature of its technologies. The Company currently neither holds nor licenses patents for the technologies included in its products. In addition, there can be no assurance that any patents that may be applied for by the Company in the future will ultimately be issued in its favor, or that any patent so issued, or any patent rights assigned or licensed to the Company, will afford necessary protection or will be upheld in the event of a challenge.

     There is also no assurance that the Company's products will not infringe the patents of third parties. Problems with patents could potentially increase the cost of the Company's products, or delay or preclude new product development and commercialization by the Company. If infringement claims against the Company are deemed valid, the Company may seek licenses which might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect the Company's future patent and/or technology license positions, or to defend against infringement claims. A successful challenge to the Company's technology could have a materially adverse effect on the Company and its business prospects. There can be no assurance that any application of the Company's technology will not infringe upon the proprietary rights of others or that licenses required by the Company from others will be available on commercially reasonable terms, if at all.

     The Company relies heavily upon trade secrets and other unpatented proprietary technology. No assurance exists that other persons will not independently develop or acquire technology substantially equivalent to the Company's, or that the Company will successfully protect its unpatented technology and trade secrets from misappropriation by others.

Dependence on Key Personnel

     The professional and general development of the Company largely depends upon the efforts of key management, engineering and selling and marketing personnel, many of whom would be difficult to replace. The Company does not have employment agreements with its employees other than its principal executive officers. The loss of the services of any of the key personnel would have a material adverse effect on the Company's operations and prospects. The success of the Company's future operations is further dependent upon the Company's ability to attract and retain additional qualified personnel, particularly those with marketing expertise.

Certain Provisions in the Articles of Incorporation and Bylaws

     The Company's Articles of Incorporation and Bylaws contain certain provisions that could have the effect of delaying or preventing a change of control of the Company, which could limit stockholders' ability to dispose of their Common Stock in such transactions. The Company's Articles of Incorporation authorizes the Board of Directors to issue one or more series of preferred stock and to establish the rights, privileges and preferences inherent in ownership of such shares of preferred stock, without shareholder approval. Shares of such preferred stock, if and when issued, could have voting or other rights that adversely affect the voting power of the holders of Common Stock.

     The Company's Articles of Incorporation and Bylaws were amended by vote of the shareholders of the Company at the annual meeting of shareholders held on June 7, 1996, to (1) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected each year;
(2) provide that directors may be removed only with cause and the approval of the holders of at least 66.66% of the voting power of each class or series of outstanding stock of the Company entitled to vote generally in the election of directors; (3) provide that special meetings of stockholders may not be called by stockholders unless pursuant to a written demand by the holders of at least 66.66% of the voting power of each class or series of outstanding stock of the Company entitled to vote on the matter requiring the special meeting; (4) delete the provisions from the Amended Articles which authorize stockholders to act in lieu of holding a meeting upon the written consent of the holders of a majority of the stock of the Company entitled to vote thereon; and (5) increase the stockholder vote required to alter, amend or repeal the foregoing amendments from a majority to 66.66% of the voting power of each class or series of outstanding stock of the Company.

     Such amendments to the Articles of Incorporation and Bylaws of the Company, together with certain other provisions therein, could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the
Company even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the amendments are designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the amendments could tend to reduce the temporary fluctuations in the market price of the Company's stock which are caused by accumulations of large blocks of the Company's stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a higher market price.

Georgia Anti-Takeover Law

     The provisions of the Georgia Business Corporation Code relating to fair price requirements with respect to the Common Stock and business combinations with interested stockholders are applicable to the Company. Essentially, the fair price provisions require any material transaction or series of transactions of the Company with or for the benefit of an interested stockholder or an affiliate thereof to be approved by all of the directors who are unaffiliated with the interested stockholder or by 2/3rds of such unaffiliated directors and the holders of a majority of the shares of the Company entitled to vote on such transaction or transactions, other than shares held by the interested stockholder. The business combination provisions generally prohibit the Company from entering into any material transaction with an interested stockholder for a period of five years after the stockholder became an interested stockholder. The provisions do not apply if the transaction was approved prior to the time that the stockholder became an interested stockholder or if the interested stockholder holds 90% or more of the Company's voting stock. The fair price and business combination provisions of the Georgia Business Corporation Code may render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby preserves the continuity of the Company's management. In addition, in certain cases, these provisions may prevent the Company's stockholders from realizing a premium upon the sale of their shares in any tender offer or merger opposed by the Company's management.

No Dividends

     Other than for certain distributions to stockholders under Subchapter S of the Internal Revenue Code of 1986 made by the Company prior to December 31, 1994, the Company has never paid cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future, but rather intends instead to retain future earnings, if any, for reinvestment in its business to the extent permissible under the terms of its contractual obligations. The Company has the option to pay dividends on the Preferred Stock in shares of Common Stock rather than in cash. However, the Company is prohibited from paying dividends on the Preferred Stock, to the extent the number of such dividend shares, when added to the number of shares of Common Stock which may be acquired upon conversion of the Preferred Stock (along with the exercise of the Warrants), respectively, aggregates 20% or more of the number of outstanding shares of Common Stock on the date of purchase of the Preferred Stock. Such prohibition is required in order for the Company to comply with requirements of the Nasdaq Stock Market. As a result, the Company intends to declare and pay dividends on the Preferred Stock in the form of Common Stock to the fullest extent possible without exceeding this 20% limit; but depending upon the period of time prior to full conversion of the outstanding Preferred Stock, and the applicable conversion ratios in effect at the time of preferred stock conversions, the Company may be required to pay an unspecified amount of dividends on the Preferred Stock in cash, rather than in shares of Common Stock, in order to avoid exceeding such 20% limit. In addition, the
Company's Certificate of Incorporation (with regard to the Preferred Stock) contains restrictions, and any credit agreements which in the future may be entered into by the Company with institutional lenders will in all likelihood contain restrictions, on the payment of dividends by the Company. Moreover, any future determination to pay cash dividends on the Common Stock will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. Investors should, therefore, be aware that it is highly unlikely that any cash dividends will be paid on the Common Stock in the foreseeable future.

Adequacy of Insurance

     Although the Company maintains insurance coverage that it believes to be customary and generally consistent with industry practice, to the extent that such coverage is inadequate and it incurs losses which are uninsured such losses could have a materially adverse effect upon the Company and its capital resources. The Company currently has in place a $2,000,000 umbrella general liability insurance policy which includes coverage of product liability claims, to protect it against product liability claims brought by customers in connection with such customers' purchases of products sold by the Company. The Company does not believe that its operations expose it to potentially significant product liability claims, and it has not experienced any such claims in the past.

Risk of Low-Priced Stocks

     If the Company's securities were delisted from Nasdaq, and no other exclusion from the definition of a "penny stock" under applicable Securities and Exchange Commission regulations were available, such securities would be subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale. Consequently, delisting from Nasdaq, if it were to occur, would affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the Common Stock to sell their securities in the secondary market, when the ability to make public sales became available.

Elimination of Liability for Directors

     The Company's Articles of Incorporation contain provisions which eliminate the personal liability of directors, both to the Company and to its stockholders, for monetary damages resulting from breaches of certain of their fiduciary duties as directors of the Company. As a result of such charter provisions, the rights of Company shareholders to recover monetary damages from directors of the Company for breaches of directors' fiduciary duties may be significantly limited.

Beneficial Conversion Feature of Preferred Stock

       The Company's convertible preferred stock contains a beneficial conversion feature which will result in a non-cash charge to dividends paid on preferred stock equal to $375,000 in the fourth quarter ended December 31, 1998. This dividend does not impact the number of shares into which the preferred stock is convertible and will result in an increase in additional paid-in-capital when and if the conversions are effected.

     FOR ALL OF THE FOREGOING REASONS THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS. THOSE
     SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.